UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2020 (June 16, 2020)

CoJax Oil and Gas Corporation

(Exact name of registrant as specified in its charter)

Virginia	333-232845	46-1892622
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Jeffrey J. Guzy, Chief Executive Officer

3033 Wilson Boulevard, Suite E-605

Arlington, Virginia 22201

(703) 216-8606

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
X	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).    Emerging Growth Company    [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

NoneN/AN/A

Table of Contents

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K (“Form 8-K”) by CoJax Oil and Gas Corporation (“CoJax,” “we,” or “our”) contains forward-looking statements, including, without limitation, in the sections captioned “Description of Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Plan of Operations,” in Exhibit 99.1 to this Form 8-K and elsewhere.  Any and all statements contained in this Form 8-K that are not statements of historical fact may be deemed forward-looking statements. Terms such as “may,” “might,” “would,” “should,” “could,” “project,” “estimate,” “Pro-forma,” “predict,” “potential,” “project,” “strategy,” “anticipate,” “attempt,” “develop,” “plan,” “help,” “believe,” “continue,” “intend,” “expect,” “future,” and terms of similar import (including the negative of any of the foregoing) may be intended to identify forward-looking statements.  However, not all forward-looking statements may contain one or more of these identifying terms.  Forward-looking statements in this Form 8-K may include, without limitation, statements regarding (i) the plans and objectives of management for future or acquired business or assets as well as the management of any acquired assets or business, (ii) a projection of income (including income/loss), earnings (including earnings/loss) per share, capital expenditures, dividends, capital structure or other financial items, (iii) our future financial performance, including any such statement contained in a discussion and analysis of financial condition by management or in the results of operations included pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC” or “Commission”), (iv) estimates about crude oil reserves and natural gas reserves and their respective values, and (v) the assumptions underlying or relating to any statement described in points (i), (ii), (iii) or (iv) above.

The forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon our current projections, plans, objectives, beliefs, expectations, estimates, and assumptions and are subject to a number of risks and uncertainties and other influences, many of which CoJax has no control over. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, our inability to properly integrate and manage acquired businesses and assets; our inability to obtain adequate financing; the significant length of time and risks associated with oil and gas exploration, drilling and production and related insufficient cash flows and resulting illiquidity; our inability to expand or establish or maintain any profitable drilling rigs; significant and potentially expensive federal and state government regulation of oil and gas production industry and related environmental compliance burdens; inability to find and exploit profitable oil wells and financial impact of drilling “dry” wells; unpredictability and volatility in the market price of crude oil due to Coronavirus/COVID-19 pandemic (“COVID-19) and disputes over production levels by members of Organization of Petroleum Exporting Countries (“OPEC”); inability to establish a public market for CoJax Common Stock; existing or increased competition; results of arbitration and litigation; stock volatility and illiquidity; our failure to implement our business plans or strategies; and risks associated with being a small independent oil production company in a highly competitive industry.  A description of some of the risks and uncertainties that could cause our actual results to differ materially from those described by the forward-looking statements in this Form 8-K appears in the section captioned “Risk Factors” and elsewhere in Exhibit 99.1 to this Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements because of the risks and uncertainties related to them and to the risk factors.  CoJax disclaims any obligation to update the forward-looking statements contained in this Form 8-K to reflect any new information or future events or circumstances or otherwise unless otherwise required by law.

Readers should read this Form 8-K in conjunction with the discussion under the caption “Risk Factors,” our financial statements and the related notes thereto, Exhibit 99.1 to this Form 8-K, and other documents which we may file from time to time with the SEC.

EXPLANATORY NOTE

The Company was incorporated on November 13, 2017, under the laws of the Commonwealth of Virginia. The Company was formed with the specific and stated business purpose to: (1)  acquire oil drilling and production rights to properties in the United States, specifically with oil reserve reports showing sufficient oil reserves to justify drilling and to produce crude oil for sale to any available domestic or international buyers; or (2) to acquire a company with existing crude oil drilling and production rights and, if possible, existing oil drilling rigs and crude oil production.   Until the acquisition agreement described below, CoJax had not: entered into any agreement to acquire or acquired any oil drilling and production rights, commenced production of crude oil, or acquired a company with oil and gas drilling rights and actual crude oil production.  The Company has had no operating revenues since incorporation.

NO OFFER OR SOLICITATION

This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any shareholder vote in any jurisdiction pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended, or under an exemption from registration. Subject to certain exceptions to be approved by the relevant regulators or certain facts to be ascertained, any offer and sale of securities by CoJax will not be made directly or indirectly, in or into any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction, or by use of the mails or by any means or instrumentality (including without limitation, facsimile transmission, telephone, and the internet) of interstate or foreign commerce, or any facility of a national securities exchange, of any such jurisdiction.

This Form 8-K contains summaries of the material terms of various agreements executed in connection with the transactions described below. The summaries of these agreements are subject to and are qualified in their entirety by, reference to these agreements, which are filed as exhibits hereto and incorporated herein by reference.

Certain Terms. As used in this Form 8-K,  “oil” means crude oil and “gas” means natural gas, unless stated otherwise or the context indicates otherwise.

Item 1.01 Entry Into a Material Definitive Agreement. Exchange. On June 16, 2020, CoJax Oil and Gas Corporation, Inc., a Virginia corporation, (“CoJax” or “Company”) and Barrister Energy, LLC, a Mississippi limited liability company, (“Barrister”) entered into an Acquisition Agreement (“Agreement”) whereby CoJax will issue Seven Million Five Hundred Thousand (7,500,000) shares of CoJax Common Stock, $0.01 par value per share,

(“CoJax Shares”) and assume Two Million Seven Hundred Thousand Dollars and No Cents ($2,700,000) of Barrister debts (“Assumed Debt”) in exchange for all of the issued Membership Interests held by Barrister Members. The conduct and consummation of the closing of the Agreement and exchange of CoJax Shares for Membership Interests of Barrister held by its Members in accordance with the Agreement (“Exchange”) are subject to certain conditions, which conditions must be met to consummate the Exchange.  The Agreement also affords CoJax and Barrister Members with the right to rescind the Exchange if certain conditions are not timely satisfied.  See: “Other Conditions to Consummation of the Exchange” below for conditions to the consummation of the Exchange.  Rescission rights of CoJax and Barrister are also discussed below in this Item 1.01.

Assumed Debt is described in Exhibit 99.1 to this Form 8-K and CoJax’s agreement to assume the Assumed Debt is Exhibit 2.1.1 to this Form 8-K.

CoJax is assuming the Assumed Debts under the Agreement and agreement to assume the Assumed Debt. The Assumed Debt is secured by oil and gas exploration and production assets acquired by Barrister from Central Operating, LLC under the June 1, 2019 Purchase and Sale Agreement, and related secured promissory note and Security Agreement, both dated June 1, 2019.  There is no interest owed under the promissory note, but the principal is due in a lump sum payment due on June 1, 2021. Purchase and Sale Agreement, promissory note and Security Agreement are attached as Exhibit 2.2 to this Form 8-K report any summary of those documents is qualified in its entirety by reference to the actual documents. These agreements are governed under the laws of the State of Mississippi.

The Assumed Debt is a significant financial burden for CoJax and CoJax does not have the funds, assets, or funding commitments as of the date of the filing of this Form 8-K to pay off the Assumed Debt. CoJax will have to raise funds to pay off the Assumed Debt or restructure the Assumed Debt.  There is no assurance, especially in light of the chaotic economic conditions imposed by COVID-19 pandemic on the U.S. and world economies and the oil production industry and the uncertainty about when that impact will end, that CoJax can timely pay off or restructure the Assumed Debt.

CoJax is subject to the reporting requirements of Section 15(d) the Securities Exchange Act of 1934, as amended, while Barrister is a privately held company.

Post-Exchange Operations. Upon consummation of the Exchange, CoJax will be the sole Member of Barrister, Barrister will be a wholly-owned operating subsidiary of CoJax, and the former Members of Barrister will be Common Stock shareholders of the Company.  None of the Barrister Members will become officers or directors of the Company upon consummation of the Exchange under the Agreement. The incumbent management of Barrister will continue to manage and operate Barrister after the consummation of the Exchange.  The consummation of the Exchange will cause a change in control of CoJax (See: Item 5.01 below).

Other Conditions to Consummation of Exchange. The principal conditions to closing the Exchange and Agreement are:  (1) completion of audited and pro forma financial statements for CoJax and Barrister required to be filed with this Form 8-K; (2) Barrister owns and has good and marketable title to, or a valid leasehold interest in, the properties and assets used by it, or shown on the most recent balance sheet or acquired after the date thereof, free and clear of all liens or encumbrances (other than encumbrances and liens permitted by CoJax and the debt being assumed by CoJax under the Agreement); (3) the Barrister assets acquired under the Agreement are sufficient for the continued conduct of the business by Barrister after the closing of the Exchange in substantially the same manner as conducted prior to the closing; and (4) compliance with applicable federal and state securities laws for the Exchange.

Certain Terms of Agreement: (1) Rescission Rights of Members. Barrister’s Members have the right to jointly, but not severally, rescind the Exchange upon occurrence of any of the triggering event prior to the expiration of the “Rescission Period”, which period commences with the closing of the Agreement and ends on July 1, 2021: (a) CoJax files a petition for protection from creditors under any chapter of the U.S. Bankruptcy Code and that petition is not withdrawn within sixty (60) days; or (b) CoJax is declared insolvent by a court of competent jurisdiction, or CoJax’s Board of Directors approves a plan of complete liquidation; or (c) if CoJax has not been issued a trading symbol for its Common Stock by Financial Industry Regulatory Authority or “FINRA” within ninety (90) days of the consummation of the closing of the Agreement; or (d) if CoJax’s Common Stock has not been listed on: the New York

Stock Exchange or NYSE American Exchange; or quoted on NASDAQ Capital Markets; or quoted or listed on any successor market to the foregoing, by the first annual anniversary of the effective date of the Agreement.

(2) Rescission Rights of CoJax:  CoJax will have the right to rescind the Exchange prior to the expiration of Rescission Period (as defined above) upon the occurrence of any of the following:  (a) any Member files a petition for protection from creditors under any chapter of the U.S. Bankruptcy Code, and that petition is not withdrawn within sixty (60) days, a receiver or other liquidating officer is appointed for substantially all of the assets or business of a Member,  (b) or if Barrister makes an assignment for the benefit of creditors of all or substantially all of its operating assets; or (c) if CoJax does not acquire 100% of Membership Interests of Barrister in the Exchange at the closing of the Agreement.

(3) Assumption of Assumed Debt.  If the Exchange is rescinded by Company or Members under the Agreement, then Barrister is required to assume the unpaid balance of the Assumed Debt from the Company and to do so concurrently with the rescission of the Exchange.  The Assumed Debt resulted from Barrister purchasing its current oil and gas exploration and production rights and related operating assets from Central Operating, LLC, a Mississippi limited liability company, under a June 1, 2019 Purchase and Sale Agreement, which agreement is filed as an exhibit to this Form 8-K as Exhibit 2.2 (“2019 Purchase Agreement”).

(4) Dispute Resolution. Except for a dispute, claim, cause of action or controversy arising out of or relating to or based on Barrister not reassuming the Assumed Debt upon a timely rescission of the Exchange by Barrister Members, any other dispute, claim, cause of action or controversy arising out of or relating to or based on the rescission of the Exchange and related provisions of this Agreement, or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of the agreement to arbitrate, shall be determined by mandatory arbitration in Jackson, Mississippi before one (1) arbitrator. The JAMS Optional Arbitration Appeal Procedure will be used in any arbitration. CoJax may enforce Barrister’s obligation to re-assume the Assumed Debts if and upon Barrister Members timely rescinding the Exchange by injunctive action.

(5) Indemnification.  The Agreement contains customary representations and warranties and covenants of each party and customary closing conditions.  Breaches of the representations and warranties will be subject to customary indemnification provisions, subject to specified aggregate limits of liability. Specifically, The Agreement has mutual indemnification provisions covering breach of Agreement and inaccuracies in representations and warranties.  Barrister Members also indemnify CoJax and its affiliates for any criminal act, violation of securities laws, fraud, or gross negligence by indemnifying Member and Barrister indemnifies CoJax and its affiliates for certain taxes due as of the closing of the Exchange.  Indemnification liability for parties to the Agreement is capped at $100,000.

(6) Costs. All costs incurred in connection with the Exchange and Agreement shall be paid by the party incurring such cost or expense. No party will pay or be liable for or owe any break-up fee or termination fee to any of the other parties in the event that the Agreement is terminated in accordance with its terms and conditions prior to or after consummation of the Exchange or the Exchange is rescinded in accordance with the terms and conditions of the Agreement.

(7) Brokers. No broker’s fees or finder’s fees were paid or owed by CoJax in connection with the Exchange or Agreement.

(8) Governing Law. The Agreement is governed by the laws of the State of Mississippi.

(9) Restricted Shares. CoJax Shares are “restricted securities” under Rule 144 of the Securities Act of 1933, as amended (“Securities Act”) and under applicable state securities laws and regulations.  Each of the Barrister Members receiving the CoJax Shares in the Exchange will not sell, transfer, assign, pledge, hypothecate or otherwise dispose of any of the CoJax Shares in any manner which would violate any federal or applicable state securities laws or regulations or eliminate the availability to CoJax of its exemption from registration requirements, which exemption is relied upon by CoJax for issuance of CoJax Shares in the Exchange.

(10) Warranties. The Agreement contains customary representations and warranties. The representations, warranties, and covenants of each party set forth in the Agreement have been made only for the purposes of, and were and are solely for the benefit of the parties to, the Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time, and investors in CoJax should not rely on them as statements of fact.

(11) Registration Rights.  CoJax has not agreed to register under the Securities Act the resale of the CoJax Shares issued in the Exchange. CoJax Common Stock, including CoJax Shares, is not yet qualified for resales under Rule 144 of the Securities Act.

Qualification of Summary. The foregoing description of the Agreement above is subject to and qualified in its entirety by the Agreement, attached as Exhibit 2.1 hereto, which is incorporated in this Item 1.01 by reference in its entirety. Summaries of any agreements or reports or instruments are qualified in their entirety by reference to the agreement, report, or instrument (as filed as an exhibit to this Form 8-K).

Common Stock Listing.  The CoJax Common Stock is not listed on any national securities exchange or national quotation system, and the Company has not obtained a trading symbol for its Common Stock.   After signing the Agreement, the Company will seek a trading symbol within the next 90 days as well as seek quotation of its Common Stock on NASDAQ within the year following the closing of the Exchange.

Accounting Treatment.  While CoJax is the surviving corporation for legal purposes, Barrister is deemed to be the acquirer in the Exchange for accounting purposes and, consequently, the assets and liabilities and the historical operations that are reflected in the financial statements are those of Barrister and will be recorded at the historical cost basis of Barrister. Upon consummation of the Exchange,  there will be a change in control of the CoJax.  CoJax will continue to be a “smaller reporting company” as defined under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), following the consummation of the Exchange.

Shareholder and Members Approval of Exchange. Approval of the Agreement and Exchange is required under applicable state laws. CoJax has one shareholder for its Common Stock and one director.  The sole shareholder of and director of CoJax approved the Agreement and Exchange at a special combined meeting of CoJax Board of Directors and Shareholders held on June 13, 2020.  The sole shareholder and director of CoJax is Jeffrey J. Guzy, who is also CoJax’s Chief Executive Officer and the founder of CoJax.  Barrister’s Members approved the Agreement and Exchange on May 14, 2020.

Closing of Exchange. The closing of the Exchange will occur at 5:00 p.m., Eastern Standard Time, on a weekday within fifteen (15) days after the date on which: (1) CoJax, Barrister and Barrister Members sign the Agreement; (2) the audit conducted by CoJax’s auditor of the transactions contemplated under the Agreement and the parties thereto is completed; (3) the audited financial statements and footnotes, along with the auditor’s opinion letter, (collectively, the “Audit Report”) are delivered to the CoJax and (4) Barrister, and Barrister Members receive the Audit Report; and (5) Barrister Members exchange all of their Barrister Membership Interests for CoJax Shares at the closing of the Exchange. CoJax expects the closing of the Exchange to occur no later than July 2, 2020.

Item 2.01 Completion of Acquisition or Disposition of Assets.

General. The consummation of the Exchange is subject to a number of conditions and the rescission rights by Barrister Members and CoJax.  The following describes certain aspects of the operations of CoJax and Barrister as of the date of the filing of this Form 8-K and, upon consummation of the Exchange, with Barrister as a wholly-owned operating subsidiary of CoJax.

Description of CoJax Business.  Company is an early-stage development company formed for the sole purpose of acquiring oil and natural gas oil exploration and production rights for properties in the Gulf States region of the United States of America and then operating as a small, independent oil producer.  The primary business focus of CoJax is the production of crude oil with the production of natural gas as a possible secondary business line.  The focus on Gulf States region is based on the presence of “light sweet” crude oil because it is easier to refine or distill, and transport than other grades of crude oil, especially “heavier” crude oils extracted from tar sands or “fracked” from the shale formation.  These heavier grades of crude oil require higher heat and, consequently,  more energy and steps to refine into useful products. Barrister has oil and gas exploration and production rights and limited drilling operations in the Gulf States.

Under the CoJax business plan, the acquisition of oil exploration and production capacity may be achieved by obtaining funding to purchase oil exploration and production leasehold interests and then funding erecting oil drilling rigs or acquiring a company with existing oil exploration and production lease rights and ability to drill for oil.  The Agreement is the Company’s initial attempt to acquire oil and gas leases, rights, or interests to explore and produce oil in the Gulf States Region and, subject to obtaining adequate funding for drilling operations, expand existing oil production.  The primary focus of the Company upon commencement of oil drilling and production will be the sale of oil, but the sale of natural gas may be pursued as a secondary business of the Company if it can be profitably pursued.

Description of Barrister Business.  The description of Barrister’s business is set forth in Exhibit 99.1 to this Form 8-K.

Description of Properties.   CoJax owns no real property, oil and gas exploration, and production rights or leasehold interests. The properties of Barrister are described in Exhibit 99.1 to this Form 8-K and is incorporated herein by reference. Upon consummation of the Exchange, CoJax will own Barrister as Barrister’s parent company and sole Member.

RISK FACTORS.   The following Risk Factors apply to CoJax’s business and financial affairs, before and after the consummation of the Exchange, unless stated otherwise or the context indicates otherwise. “We,” “our,” “us,” and “Company” refer to CoJax with Barrister as a wholly-owned subsidiary of CoJax, assuming consummation of the Exchange. “CoJax” will refer to only CoJax unless the context indicates otherwise. References to “operating assets” means Barrister’s oil and gas exploration and production rights and drilling equipment as of the date of the Exchange, unless the reference is expressly or by context restricted to CoJax’s operating assets.

Risks related to CoJax and Barrister Business:

CoJax is assuming the $2.7 Million Promissory Note issued by Barrister to acquire its Oil and Gas Exploration and Production Rights on June 1, 2019 - the Assumed Debt.  The Assumed Debt is due and payable in a lump sum on June 1, 2021.  CoJax will have to raise money or restructure the Assumed Debt to avoid a default under the promissory note for the Assumed Debt on June 1, 2021. A default under the promissory note could result in litigation resulting in the bankruptcy or insolvency of CoJax and Barrister and possibly the loss of all of the Barrister's operating assets. The Assumed Debt is secured by the oil and gas production assets acquired by Barrister and default under the promissory note and a June 1, 2019, Security Agreement between Barrister and Central Operating, LLC, the seller of the acquired oil and gas exploration and production rights and related assets, which promissory note and Security Agreement are attached to the Purchase Agreement as filed as Exhibit 2.2 to this Form 8-K report.  There is no assurance given that CoJax can pay off or restructure the Assumed Debt and avoid the catastrophic financial consequences of a default.  CoJax will have to raise funds to pay off the Assumed Debt, which is a daunting task under current and projected economic and oil industry conditions imposed by the ongoing COVID-19 pandemic.  There is no certainty about when the adverse impact of the COVID-19 epidemic will end.  CoJax does not possess the funds, assets, or funding commitment to pay off the Assumed Debt as of the filing of this Form 8-K report. There is a substantial risk of business failure posed by the Assumed Debt to CoJax.

CoJax has no operating history with revenue-generating operations, and Barrister has a limited history of owning and operating oil and gas exploration and production rights and operations. CoJax was formed in 2017 and had no revenue-generating operations. Its management has only minimal experience in oil and gas exploration and production business. Because it lacks a history as an operating company, CoJax will rely on the skills and expertise of Barrister’s management to effectively operate and grow the oil and gas exploration and production business resulting from the consummation of the Exchange.   While Barrister Members have extensive experience in oil and gas exploration and production business, Barrister acquired its oil and gas exploration and production leases and rights in June 2019 and has a limited period of managing those assets.  Further, Barrister’s drilling operations are minimal.  As such, CoJax and Barrister management may be unable to efficiently manage and operate any expanded, significant oil production without retaining additional experienced operational personnel and managers.

Risks facing CoJax and Barrister as an operation are:

•they may not have sufficient capital to fund the growth of operations or produce amounts of oil to attain or sustain profitability or attain or sustain a level of profitability that permits growth in exploration and production;

•they will need additional funding to fund new drilling for oil and gas in order to achieve any profitability, and that funding may be unavailable or unavailable on affordable terms and conditions;

•the CoJax business plan and growth strategy may not be successful, and there may not be sufficient funding to provide the necessary working capital to pursue a new business plan and growth strategy;

•that fluctuations in any future operating results may be significant relative to our revenues and undermine CoJax’s-Barrister’s ability to sustain any revenue-generating operations and obtain funding for the continuation of operations;

• larger, better-capitalized competitors may be able to undermine CoJax-Barrister’s business by predatory pricing of oil to undermine demand for CoJax-Barrister oil; and

•as a small independent oil producer with very limited oil production, CoJax-Barrister may be unable to compete or establish and grow a profitable operation in the unpredictable and challenging economic and industry environment created by the COVID-19 pandemic and impact of possible disputes between OPEC members over production levels on the market price for oil – oil producers may suspend operations because the market price for oil is so low that production of oil is not profitable. In May 2020, U.S. market prices for oil fell briefly below $0 per barrel for the first time in history due to a large oversupply of oil resulting from the impact of COVID-19 pandemic on demand for oil.

CoJax’s ability to establish a profitable oil and gas exploration and production business with Barrister will depend on obtaining affordable funding to expand drilling operations.   If we do not successfully address these risks, CoJax-Barrister operations could fail to attain growth and profitability. Small independent oil producers like CoJax-Barrister often experience an inability to obtain affordable debt or equity financing for expanding oil production due to limited collateral and limited oil production and resulting in limited revenues from operations.  Under the chaotic market conditions for oil in 2020 to date, CoJax-Barrister may be unable to obtain funding for the growth of operations in 2020 or 2021.

Our ability to raise additional capital to fund our operations and growth may be limited. Our ability to arrange financing or otherwise access the debt or equity capital markets, either at the corporate-level or at a non-recourse project-level, may be limited or prove fruitless. Barrister is not producing sufficient cash flow to support the expansion of drilling exploration and production.  Any limitations on our ability to obtain financing may have an adverse effect on our business or growth prospects or our results of operations. Financing, including the costs of such financing, will be dependent on numerous factors, including:

•general economic and capital market conditions, including the then-prevailing interest rate environment;

•credit availability from banks and other financial institutions willing to lend to small oil production

•investor confidence in us and our ability to increase oil production from the operating assets;

•our financial performance, especially our cash flow and profitability from operations or lack thereof;

•our level of any of our indebtedness and our compliance with covenants in debt agreements for such financing;

•attaining and maintenance of acceptable credit ratings or credit quality; and

•provisions of tax and securities laws that may impact raising capital.

We may not be successful in obtaining financing for these or other reasons. Our failure to obtain necessary capital or enter into new or replacement financing arrangements will have a material adverse effect on our business, financial condition, results of operations, and cash flows.  CoJax-Barrister needs additional working capital to fund the expansion of drilling operations in order to progress beyond a subsistence level of revenues.

The oil and gas production business is a highly competitive and highly capital-intensive industry, and any oil production may be insufficient to grow or even fund or sustain revenue-generating operations.  The oil and gas exploration drilling and exploration business is capital intensive due to the cost of experienced personnel, equipment, and other assets required to drill, produce and store oil, regulatory compliance, and responding to competition and volatile oil market prices.  Drilling requires upfront operational costs with no guarantee that oil production will cover such expenses.  “Dry” holes can adversely impact or undermine small oil producers due to losses from the dry hole coupled with the inability to raise additional working capital. The actual amount and timing of future capital expenditures may differ materially from estimates as a result of, among other things, oil prices, actual drilling results; the availability of drilling rigs and other services and equipment, and regulatory, technological and competitive developments. A reduction in commodity prices from current levels may result in a decrease in our actual capital expenditures, which would negatively impact our ability to grow production.

Some of the oil industry risks are:

•the instability of market prices for crude oil and inability of producers to predict, control, plan and sell based on stable market prices;

•inability to produce profitable production from existing proved oil reserves;

• costs and financial risks of increasing the level of hydrocarbons from existing wells;

•even with funding, we may be unable to acquire, locate and produce new oil reserves;

•inability to control or fund operating expenses; and

•inability to access the capital markets – as of the date of this Form 8-K, CoJax Common Stock shares are not listed or quoted on any public securities market and have no liquidity, and operating assets may be insufficient to attract debt financing.

The fact that CoJax Common Stock is not publicly traded severely hampers or prevents CoJax from resorting to public equity markets for funding.  Even if public trading commences in CoJax Common Stock, the lack of market makers and an established trading market will result in low market prices and limited liquidity for CoJax Common Stock, which further hinders or may prevent CoJax from raising capital in the public equity markets.  Barrister operating assets may not be sufficient to attract affordable debt financing of operations and expansion of operations.

COVID-19 Pandemic has depressed demand for Oil. In December 2019, a novel strain of coronavirus was reported to have surfaced in Wuhan, China, which spread in China and is continuing to spread throughout the United States and other parts of the world. On January 30, 2020, the World Health Organization declared the outbreak of the coronavirus disease (COVID-19) a “Public Health Emergency of International Concern.” On January 31, 2020, U.S. Health and Human Services Secretary Alex M. Azar II declared a public health emergency for the United States to aid the U.S. healthcare community in responding to COVID-19. On March 11, 2020, the World Health Organization characterized the outbreak as a “pandemic.” The significant outbreak of COVID-19 has resulted in a widespread health crisis that has adversely affected the economies and financial markets worldwide, has adversely affected the demand for oil and natural gas, has already adversely affected the realized prices for Barrister’s oil and gas, and Barrister’s business, results of operations and financial conditions, and may continue to do so in the future.

The ultimate extent of the impact of an epidemic, pandemic or other health crisis on demand for oil and natural gas and CoJax-Barrister’s business, financial condition and results of operations will depend on future developments, which are highly uncertain and cannot be predicted, including new information that may emerge concerning the severity of the epidemic, pandemic or other health crisis and actions taken to contain or prevent their further spread, among others. These and other potential impacts of an epidemic, pandemic or other health crisis, such as COVID-19, could, therefore, continue to materially and adversely affect demand for oil and natural gas and CoJax-Barrister’s business, financial condition, and results of operations.

Demand for oil has reached a 25 year low in May 2020.  An economic recession caused by COVID-19 pandemic in the U.S. and other oil-consuming nations could become a depression.  These uncertain economic conditions may prevent CoJax from expanding Barrister’s very limited drilling and production operations beyond a subsistence level in 2020 or even 2021. The prospect of CoJax-Barrister being unable to expand its oil drilling operations is a substantial risk to the viability of the companies in the future. Adverse economic and oil market conditions may also force the suspension of operations for extended periods.

Drilling for and producing crude oil are high-risk activities with many uncertainties that could adversely affect our business, financial condition, or results of operations.  Oil and gas drilling and operating activities will be subject to many risks, including the risk that we will not discover commercially productive reservoirs or be able to produce oil profitably. Drilling for crude oil can be unprofitable, not only from dry holes but from productive wells that do not produce sufficient revenues to return a profit. CoJax-Barrister can be subject to civil liabilities from personal injury/wrongful death or pollution-related claims due to operations, and those liabilities may be more than CoJax-Barrister can pay or fund. Oil drilling and producing operations may be curtailed, delayed, or canceled as a result of other factors, including:

•unusual or unexpected geological formations and miscalculations;

•fires;

•explosions and blowouts;

•pipe or cement failures;

•environmental hazards, such as natural gas leaks, oil spills, pipeline, and tank ruptures, encountering naturally occurring radioactive materials, and unauthorized discharges of toxic gases, brine, well stimulation and completion fluids, or other pollutants into the surface and subsurface environment;

•loss of drilling fluid circulation;

•title problems for the properties on which we drill and resulting restrictions or termination of a lease for oil drilling and production operations;

•facility or equipment malfunctions;

•unexpected operational events, especially the need to drill significantly deeper than originally contemplated or finding, despite an engineering study to the contrary, that the drilling site is a dry hole that produces no appreciable amounts of crude oil or no crude oil;

•shortages of skilled personnel or unexpected loss of key drilling and production workers;

•shortages or delivery delays of equipment and services or of water used in hydraulic fracturing activities;

•compliance with environmental and other regulatory requirements and any unexpected remedial requirements for violations of environmental or other regulatory requirements;

•shareholder activism and activities by non-governmental organizations to restrict the exploration, development, and production of oil and natural gas so as to minimize emissions of greenhouse gases of “GHG’s”;

•oil reserve reports may be inaccurate, or drilling may not produce the level of oil estimated in oil reserve reports;

•natural disasters and the impact of pandemics like COVID-19 pandemic on demand for oil and market prices for oil; and

•adverse weather conditions, especially the possibility of an increased and more destructive hurricane and tropical storms hitting the Gulf States region due to Global Warming.

Any of these risks can cause substantial losses, including personal injury or loss of life, severe damage to or destruction of property, natural resources and equipment, pollution, environmental contamination, clean-up responsibilities, loss of wells, repairs to resume operations, and regulatory fines or penalties.

Losses and liabilities arising from uninsured or underinsured events could reduce CoJax-Barrister’s revenues or increase costs. There can be no assurance that any insurance CoJax or Barrister does obtain will be adequate to cover losses or liabilities associated with operational hazards and liabilities, especially litigation-related liabilities. CoJax and Barrister cannot predict the continued availability of insurance, or its availability at premium levels that justify its purchase.

From time to time, CoJax or Barrister may become a defendant in various litigation matters. The nature of CoJax-Barrister’s oil and gas operations exposes the companies to possible litigation claims, including litigation relating to climate change in the future. There is a risk that any matter in litigation could be adversely decided against CoJax or Barrister regardless of its belief, opinion, and position, which could have a material adverse effect on CoJax’s or Barrister’s financial condition and results of operations. Litigation is highly costly, and the costs associated with defending litigation could also have a material adverse effect on CoJax’s or Barrister’s financial condition.

The Assumed Debt may hinder or prevent CoJax and Barrister from attracting needed funding or working capital from investors and lenders. By taking on the Assumed Debt, CoJax has limited revenues and substantial debt load.  The Assumed Debt may severely hinder or prevent CoJax from obtaining affordable funding or financing to grow operations. It may force CoJax to seek to raise working capital by private placements of CoJax capital stock, which placements may substantially dilute existing CoJax shareholders and depress market price for CoJax Common Stock when and if it is public trading by presenting the risk of privately placed shares being sold into the public markets.  If Assumed Debt cannot be managed, retired, or restructured,  the Assumed Debt could pose a threat to the solvency and ongoing viability of Cojax-Barrister. CoJax-Barrister may incur additional indebtedness to fund operations or growth.   Indebtedness can affect operations in several ways, including the following:

●	a significant portion of cash flows could be used to service indebtedness;
●	a high level of debt would increase vulnerability to general adverse economic and industry conditions;
●	any covenants contained in the agreements governing its outstanding indebtedness could limit the ability to borrow additional funds, dispose of assets, pay dividends and make certain investments;
●

a high level of debt may place a company at a competitive disadvantage compared to its competitors that are less leveraged and, therefore, may be able to take advantage of opportunities that  indebtedness may prevent  pursuit; and

●	debt covenants may affect flexibility in planning for, and reacting to, changes in the economy and in its industry.

A high level of indebtedness increases the risk that CoJax-Barrister may default on debt obligations. We may not be able to generate sufficient cash flows to pay the principal or interest on its debt, and future working capital, borrowings or equity financing may not be available to pay or refinance such debt. If it does not have sufficient funds and is otherwise unable to arrange financing, CoJax-Barrister may have to sell significant assets or have a portion of its assets foreclosed upon which could have a material adverse effect on its business, financial condition and results of operations.

Any inability to engage or retain qualified operational personnel for new or existing drilling operations could substantially harm operations and future financial performance.  While Barrister Members have extensive experience in oil and gas exploration and production, there is no assurance that they will be or continue to be actively involved in day-to-day operations, or will be able to recruit experienced personnel to operate Barrister.  CoJax personnel lack the skills and experience to handle day-to-day oil and gas exploration and production operations, even at low oil production levels.  Further, as a small oil and gas exploration and production operation, CoJax-Barrister may be unable to compete with larger, profitable, or better-funded competitors for qualified personnel to handle day-to-day exploration and production operations.  Larger competitors, especially competitors with publicly traded stocks, can offer compensation and incentive compensation packages to qualified operations personnel that CoJax-Barrister cannot match.

The marketability of oil and gas production is dependent upon transportation and other facilities, certain of which we do not control. If these facilities are unavailable, our operations could be interrupted, and our revenues reduced.   The marketability of oil and gas production will depend upon the availability, proximity, and capacity of transportation facilities owned by third parties. CoJax-Barrister oil production will be transported from the wellhead to gathering systems and distributed through facilities that are not under these companies’ control. If in the future, our combined companies are unable, for any sustained period, to implement acceptable delivery or transportation arrangements or encounter production related difficulties, CoJax-Barrister may be required to shut down or curtail oil production. Any such shutdown or curtailment, or an inability to obtain favorable terms for delivery of the oil produced, would materially and adversely affect CoJax-Barrister’s financial condition and results of operations.

CoJax-Barrister’s lack of industry and geographical diversification may increase the risks to its operations.  Barrister operates in the oil and gas sector, and its leases are located in the State of Alabama. This lack of geographic diversification may make Barrister’s operations more sensitive to economic developments within a regional area, which may result in reduced rates of return or higher rates of default than might be incurred with a company that is more geographically diverse.

Deficiencies of title to leased interests could significantly affect Barrister’s financial condition.  Barrister often incurs the expense of a title examination prior to acquiring oil and natural gas leases or undivided interests in oil and natural gas leases or other developed rights. If an examination of the title history of a property reveals that an oil or natural gas lease or other developed rights have been purchased in error from a person who is not the owner of the mineral interest desired, Barrister’s interest would substantially decline in value or be eliminated. In such cases, the amount paid for the oil or natural gas lease or leases or other developed rights at issue may be lost, and the limited revenues of Barrister may also be eliminated.

CoJax-Barrister may not have adequate Insurance to cover all Losses. CoJax has only standard business liability insurance and no directors’ and officers’ liability insurance.  The insurance of CoJax-Barrister may be insufficient to cover losses and risks and may not be available or not affordable. Additionally, we may elect not to obtain insurance if we believe that the cost of available insurance is excessive relative to the perceived risks presented. The occurrence of an event that is not covered in full or in part by insurance could have a material adverse impact on our business activities, financial condition and results of operations, including bankrupting the business. CoJax only has standard business liability and casualty insurance as of the date of this Form 8-K.  CoJax will not pay for and cannot afford insurance covering drilling, production, and storage of oil and establishing oil rigs until it has sufficient cash or receives sufficient funding.

The potential lack of availability of, or cost of, drilling rigs, equipment, supplies, personnel, and crude oil field services could adversely affect CoJax-Barrister’s ability to execute on a timely basis exploration and development plans within any operating budget.  When the prices of crude oil increase or the demand for equipment and services is greater than the supply in certain areas, our company could encounter an increase in the cost of securing drilling rigs, equipment, and supplies. Larger producers may be more likely to secure access to such equipment by offering more lucrative terms. If we are unable to acquire access to such resources or can obtain access only at higher prices, our ability to convert our reserves into cash flow could be delayed, and the cost of producing those reserves could increase significantly, which would adversely affect our results of operations and financial condition.

We are subject to environmental, health and safety laws and regulations and related compliance expenditures and liabilities. Oil and gas drilling and production operations are subject to numerous and significant federal, state, local and foreign laws and other requirements governing or relating to the environment. Our facilities could experience incidents, malfunctions, and other unplanned events, such as spills of hazardous materials that may result in personal injury, penalties, and property damage. In addition, certain environmental laws may result in liability, regardless of fault, concerning contamination at a range of properties, including properties currently leased or operated by us and properties where we disposed of or arranged for the disposal of, waste and other hazardous materials. As such, the operation of our facilities carries an inherent risk of environmental liabilities and may result in our involvement from time to time in administrative and judicial proceedings relating to such matters. While we will implement environmental management programs designed to improve environmental, health and safety performance continually, we cannot assure you that such liabilities including significant required capital expenditures, as well as the costs for complying with environmental laws and regulations, will not have a material adverse effect on our business, financial condition, results of operations and cash flows. Barrister acquired its operating assets in 2019, and there may be unknown environmental compliance issues or problems that will only arise in the future.  There may be environmental liabilities from past non-compliance by prior owners of those operating assets that are not known by CoJax or Barrister and not evident until a future date.  The extent of liability of Barrister or CoJax for past environmental liabilities, if any, can only be determined based on the facts and circumstances and date of any such non-compliance.

Oil prices are volatile.   Once we commence oil production, any sustained decline in oil prices could adversely affect our business, financial condition, and results of operations and our ability to meet our capital expenditure obligations and financial commitments.  The prices we receive for our oil production will heavily influence our revenue, profitability, access to capital, future rate of growth, and carrying value of our properties. Oil is a commodity, and its price may fluctuate widely in response to relatively minor changes in the supply of and demand for oil and market uncertainty. Lower commodity prices may reduce our cash flows and borrowing ability. If we are unable to obtain needed capital or financing on satisfactory terms, our ability to develop future reserves could be adversely affected. Also, using lower prices in estimating proved reserves may result in a reduction in proved reserve volumes due to economic limits. If we are required to curtail our drilling program, we may be unable to continue to hold leases that are scheduled to expire, which may further reduce our reserves. As a result, a substantial or extended decline in commodity prices may materially and adversely affect our future business, financial condition, results of operations, liquidity, and ability to finance planned capital expenditures.

Historically, oil market prices have been volatile and sensitive to bad economic or political news. In 2020, oil market price experienced historic drops in demand and volatility due to depressed worldwide demand for crude oil caused by travel restrictions imposed to combat COVID-19 pandemic and by production level disputes between Russia and Saudi Arabia OPEC members.  The prices we receive for our oil production, and the levels of our oil production, depend on numerous factors beyond our control, which include the following:

•worldwide and regional economic conditions impacting the global supply and demand for oil;

•the price and quantity of foreign imports of oil and domestic competitors;

•political and economic conditions in or affecting other producing regions or countries, including the Middle East, Africa, South America, and Russia;

•actions of the Organization of the Petroleum Exporting Countries, its members and other state-controlled oil companies relating to oil price and production controls;

•the level of global exploration, development, and production;

•the level of global inventories;

•prevailing prices on local price indexes in the area in which we operate;

•the proximity, capacity, cost, and availability of gathering and transportation facilities;

•localized and global supply and demand fundamentals and transportation availability;

•the cost of exploring for, developing, producing and transporting reserves;

•weather conditions and other natural disasters;

•technological advances affecting energy consumption;

•the price and availability of alternative fuels;

•expectations about future commodity prices;

•the severity of impact and duration of COVID-19 pandemic on general economic activity and demand for oil;

•trade wars and political or military conflict between the U.S. and China and the resulting impact on world economy and economies of the U.S. and China; and

•U.S. federal, state and local and non-U.S. governmental regulation and taxes.

Conservation measures and technological advances could reduce demand for oil and natural gas. Fuel conservation measures, alternative fuel requirements, increasing consumer demand for alternatives to oil and natural gas, technological advances in fuel economy, and energy generation devices could reduce long term demand for oil. The impact of the changing demand for oil may have a material adverse effect on our business, financial condition, results of operations, and cash flows.  Further, any aggressive initiative in the world or U.S. to replace carbon fuels with environmentally friendly alternatives could undermine our future business and oil industry in general.  The prospects for natural gas under these circumstances may be more promising than crude oil due to natural gas being environmentally friendly.  This risk factor is discussed in more detail below.

Climate change legislation and regulations restricting or regulating emissions of greenhouse gases (“GHGs”) could result in increased operating costs and reduced demand for the oil and natural gas while the potential physical effects of climate change could disrupt our production and cause us to incur significant costs in preparing for or responding to those effects. Climate change continues to attract considerable public and scientific attention. As a result, numerous proposals have been made. They are likely to continue to be made at the international, national, regional, and state levels of government to monitor and limit emissions of GHGs. While no comprehensive climate change legislation has been implemented at the federal level, the Environmental Protection Agency or “EPA” and states or groupings of states have pursued legal initiatives in recent years that seek to reduce GHG emissions through efforts that include consideration of cap-and-trade programs, carbon taxes, GHG reporting and tracking programs and regulations that directly limit GHG emissions from certain sources. In particular, the EPA has adopted rules under the authority of the U.S. Clean Air Act of “CAA” that, among other things, establish certain permit reviews for GHG emissions from certain large stationary sources, which reviews could require securing permits at covered facilities emitting GHGs and meeting defined technological standards for those GHG emissions. The EPA has also adopted rules requiring the monitoring and annual reporting of GHG emissions from certain petroleum and natural gas system sources in the United States, including, among others, onshore production.

President Trump’s administration has rolled back, canceled, or sought to roll back or cancel numerous rules restricting GHGs in the energy industry.  These efforts have been mostly challenged in court.  The ultimate outcome of these federal legislative initiatives to control GHG and Trump Administration’s regulatory efforts to scale back environmental regulations remains uncertain and may hinge on the results of the November 2020 national elections.

In. the past two years, local governments have filed lawsuits to hold most major oil-producing companies liable for the impact of climate change on their localities.  For instance, the State of Rhode Island sued several large oil producers in 2018 for claims based on climate change. These lawsuits have not yet resulted in judgments against oil producers, and courts have dismissed several of these lawsuits for lacking merit (since the sale of oil is lawful). Whether these lawsuits will create new liabilities for oil-producing companies is uncertain.

CoJax incurs significant costs as a result of operating as a fully reporting company, and its management is required to devote substantial time to compliance initiatives.  CoJax incurs significant legal, accounting, and other expenses in connection with its status as a fully reporting public company. Specifically, it is required to prepare and file annual, quarterly and current reports, proxy statements, and other information with the SEC. Additionally, CoJax’s officers, directors, and significant stockholders are required to file Forms 3, 4, and 5 and Schedules 13D/Schedule 13G with the SEC disclosing their ownership of CoJax Common Stock and changes in such ownership. Furthermore, the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and rules subsequently implemented by the SEC have imposed various new requirements on public companies, including requiring changes in corporate governance practices. In addition, the Sarbanes-Oxley Act requires, among other things, that Cojax maintains effective internal controls for financial reporting and disclosure of controls and procedures. The costs and expenses of compliance with SEC rules and CoJax’s filing obligations with the SEC, or its identification of deficiencies in its internal controls over financial reporting that are deemed to be material weaknesses, could materially adversely affect CoJax’s results of operations or cause the market price of its stock to decline in value.

The quotation or listing of CoJax Common Stock on a Public Stock Market will impose additional costs on CoJax.

We also expect these rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. These factors also could make it more difficult for us to attract and retain qualified persons to serve on our board of directors, particularly to serve on our audit and compensation committees or as executive officers.

We may not be able to keep pace with technological developments in our industry. The oil industry is characterized by rapid and significant technological advancements and introductions of new products and services using new technologies. As others use or develop new technologies, we may be placed at a  competitive disadvantage or may be forced by competitive pressures to implement those new technologies at substantial costs. In addition, other oil companies may have greater financial, technical, and personnel resources that allow them to enjoy technological advantages, and that may, in the future, allow them to implement new technologies before we can. We may not be able to respond to these competitive pressures or implement new technologies on a timely basis or at an acceptable cost. If one or more of the technologies we use now or in the future were to become obsolete, our business, financial condition or results of operations could be materially and adversely affected.  We may be unable to license or acquire new technologies, and that failure could weaken our ability to compete in the oil production industry.

CoJax’s officers and directors have limited liability, and CoJax is required in certain instances to indemnify its officers and directors for breaches of their fiduciary duties. CoJax has adopted provisions in its Amended and Restated Articles of Incorporation, which limit the liability of its officers and directors and provide for indemnification by it its officers and directors to the fullest extent allowed under Virginia corporate law. CoJax’s Amended and Restated Articles of Incorporation generally provide that its officers and directors shall have no personal liability to it or its stockholders for monetary damages for breaches of their fiduciary duties as directors, except for breaches of their duties of loyalty, acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law, acts involving unlawful payment of dividends or unlawful stock purchases or redemptions, or any transaction from which a director derives an improper personal benefit. Such provisions substantially limit CoJax’s shareholder's ability to hold officers and directors liable for breaches of fiduciary duty and may require CoJax to indemnify its officers and directors.

CoJax may be forced to write-down material portions of its assets if low oil prices continue. The recent COVID-19 pandemic has led to significantly low oil prices. A continued period of low prices may force CoJax to incur possible,write-downs of Barrister oil and natural gas interests, which could have a material effect on the value of its properties, and, when and if publicly traded, cause the value of CoJax Common Stock to decline in value.

If  CoJax-Barrister increases oil production and such production may benefit from hedging practices, then if CoJax-Barrister does not hedge its exposure to reductions in oil and natural gas prices, it may be subject to significant reductions in prices. Alternatively, CoJax-Barrister may use oil price hedging contracts, which involve credit risk and may limit future revenues from price increases and result in significant fluctuations in its profitability. In the event that CoJax-Barrister has oil production levels where price hedging is an option. Then CoJax-Barrister chooses not to hedge any exposure to reductions in oil market prices by purchasing futures, and by using other hedging strategies, we may be subject to a significant reduction in prices, which could have a material negative impact on any profitability. Alternatively, CoJax-Barrister may elect to use hedging transactions with respect to a portion of its oil and natural gas production to achieve more predictable cash flow and to reduce its exposure to price fluctuations. While the use of hedging transactions limits the downside risk of price declines, their use also may limit future revenues from price increases. Hedging transactions also involve the risk that the counterparty may be unable to satisfy its obligations.

If oil production increases, then Barrister reserves and production will decline, which would adversely affect CoJax-Barrister’s business, financial condition, and results of operations unless replacement oil reserves are located or acquired.  If oil production from Barrister’s oil properties increases, existing oil reserves will be depleted, and eventually, there will be a resulting decline in income and cash flow.  Future growth and profitability will be, under those circumstances, highly dependent on Barrister’s success in economically finding or acquiring additional oil and natural gas properties. In the future, Barrister may have difficulty acquiring new oil properties. During periods of low oil and/or natural gas prices, it will become more difficult to raise the capital necessary to finance expansion activities. If Barrister is unable to replace its production, eventually, its oil reserves will decrease, and its business, financial condition and results of operations would be adversely affected.

The crude oil and natural gas reserves that Barrister reports are estimates and may prove to be inaccurate. There are numerous uncertainties inherent in estimating crude oil and natural gas reserves and their estimated values. The reserves Barrister reports now and in the future will only be estimated, and such estimates may prove to be inaccurate because of these uncertainties. Reservoir engineering is a subjective and inexact process of estimating underground accumulations of crude oil and natural gas that cannot be measured in an exact manner. Estimates of economically recoverable crude oil and natural gas reserves depend upon a number of variable factors, such as historical production from the area compared with production from other producing areas and assumptions concerning effects of regulations by governmental agencies, future crude oil and natural gas prices, future operating costs, severance and excise taxes, development costs and work-over and remedial costs. Some or all of these assumptions may, in fact, vary considerably from actual results. For these reasons, estimates of the economically recoverable quantities of crude oil and natural gas attributable to any particular group of properties, classifications of such reserves based on the risk of recovery, and estimates of the future net cash flows expected therefrom prepared by different engineers or by the same engineers but at different times may vary substantially. Accordingly, reserve estimates may be subject to downward or upward adjustment. Actual production, revenue, and expenditures with respect to Barrister’s reserves will likely vary from estimates, and such variances may be material.

Additionally, “probable” and “possible reserve estimates” are considered unproved reserves. As such, the SEC views such estimates to be inherently unreliable may be misunderstood or seen as misleading to investors that are not “experts” in the oil or natural gas industry. Unless you have such expertise, you should not place undue reliance on these estimates. Except as required by applicable law, CoJax-Barrister undertakes no duty to update this information and does not intend to update this information.

Risks related to CoJax Common Stock

No public market or no liquid public market may develop for our common stock.  CoJax Common Stock is not authorized for trading or quotation on any national securities exchange or national quotation system.   While we intend to seek approval for quotation of CoJax Common Stock on a “Public Stock Market” (as defined below), there is no guarantee that we will be approved for quotation of CoJax Common Stock on a Public Stock Market.  Even if CoJax

Common Stock is quoted on a national securities exchange or national quotation system, the lack of primary market makers may cause the public market for CoJax Common Stock to have limited liquidity, and investors may be unable to trade shares of common stock when desired and in desired numbers.  If CoJax fails to obtain NASDAQ Capital Market quotation or listing on the New York Stock Exchange or New York Stock Exchange’s American Exchange (collectively, “Public Stock Market”) for its Common Stock within one year of the effective date of the Agreement, former Barrister Members can rescind the Exchange and assume control of Barrister – thus depriving CoJax of operations and revenues.  There can be no assurance that CoJax will obtain approval for quotation or listing of its Common Stock, especially since the Public Stock Markets consider a number of factors in deciding on an application for quotation of stock, including economic viability of applicant. We may lack sufficient revenues to meet Public Stock Markets’ listing or quotation standards.  If we obtain a quotation or listing on a Public Stock Market for the CoJax Common Stock, we may be unable to continue to satisfy the standards for the continued quotation of stock on the Public Stock Market.

The lack of a public market for the CoJax Common Stock means that the fair market value of CoJax Common Stock is uncertain.  The uncertainty of the value of CoJax Common Stock will hinder efforts to raise working capital by offer and sale of shares of CoJax Common Stock or convertible securities or force CoJax to discount the offering price to attract investors heavily.  Even with the acquisition of Barrister and the quotation of CoJax, Common Stock will not ensure any ability to attract equity investors due to the lack of a prior operating history of CoJax and the limited operating history of Barrister with control of the operating assets.  CoJax-Barrister’s business and financial performance may be inadequate to attract equity investors.

If CoJax Common Stock is publicly traded, then the stock price may be volatile, and the value of any investment in CoJax Common Stock may decline. If the CoJax Common Stock publicly trades, then the trading price of that common stock is likely to be highly volatile and could be subject to wide fluctuations in response to various factors, many of which are beyond our control. In addition to the factors discussed in this "Risk Factors" section and elsewhere in this filing, these factors include:

•our operating performance and the operating performance of similar companies;

•failure to meet revenue, earnings, key metrics or other financial or operational expectations that we establish or are established by securities analysts or investors;

•the overall performance and volatility of the equity markets in general or our industry in particular;

•actual or anticipated developments in our business, our competitors' businesses or the competitive landscape generally;

•the number of shares of CoJax Common Stock publicly owned and available for trading;

•threatened or actual litigation;

•changes in laws or regulations affecting our business;

•changes in our board of directors or management;

•publication of research reports about us or our industry or changes in recommendations or withdrawal of research coverage by securities analysts, or the lack of such coverage for our common stock;

•public reaction to our press releases, other public announcements, and filings with the SEC, including related to new services or functionalities or announced or completed acquisitions;

•changes in accounting standards, policies, guidelines, interpretations or principles;

•any sales of shares of CoJax Common Stock by CoJax or CoJax existing stockholders; and

•the overall market price for crude oil;

·the extent of market support from broker-dealer, market makers, and institutional investors, which is lacking and will require considerable effort to establish. CoJax may be unable to establish market maker support that protects the CoJax Common Stock from being manipulated by day traders and others seeking to reap small profits from any increase in market price and from the market price reflecting the fair market value of CoJax-Barrister;

•general political and economic conditions; and

•duration and severity of the impact of COVID-19 pandemic on the market price of oil production companies and crude oil market prices.

General market and industry factors may seriously affect the market price of CoJax Common Stock when and if it publicly trades, and it has public investor shareholders, regardless of actual operating performance. Securities class action litigation has often been instituted against companies following periods of volatility in the market price of their securities. This form of litigation, if instituted against CoJax, could result in very substantial costs, divert our management's attention and resources and harm our business, operating results, and financial condition.  CoJax may be unable to afford to defend against such litigation, and CoJax does not have directors and officers liability insurance.

We are an “emerging growth company,” and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our shares of common stock less attractive to investors.  CoJax is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the “JOBS Act.” For as long as CoJax continues to be an emerging growth company, CoJax may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in this Form 8-K, CoJax periodic reports and proxy statements under the Exchange Act and shareholder approval of any golden parachute payments not previously approved. CoJax can be an emerging growth company for up to five years, although circumstances could cause CoJax to lose that status earlier, including if the market value of CoJax shares of Common Stock held by non-affiliates exceeds $700 million or if CoJax has a total annual gross revenue of $1.0 billion or more during any fiscal year before that time, in which cases CoJax would no longer be an emerging growth company as of the following December 31, or if CoJax issues more than $1.0 billion in non-convertible debt during any three-year period before that time, in which case CoJax would no longer be an emerging growth company immediately. CoJax cannot predict if public investors will find CoJax shares of Common Stock less attractive because CoJax may rely on these exemptions. If some investors find CoJax shares of Common Stock less attractive as a result, there may be a less active trading market for CoJax shares of Common Stock, and the share price may be more volatile.

Under the JOBS Act, emerging growth companies also can delay adopting new or revised accounting standards until such time as those standards apply to private companies. CoJax has irrevocably elected not to avail itself of this exemption from new or revised accounting standards and, therefore, will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

If we start oil production operations through Barrister, if we fail to maintain an effective system of internal control over financial reporting, we may not be able to report our financial results or prevent fraud accurately. As a result, shareholders could lose confidence in our financial and other public reporting, which would harm our business and the trading price of CoJax Common Stock. Effective internal controls over financial reporting are necessary for us to provide reliable financial reports and, together with adequate disclosure controls and procedures, are designed to prevent fraud. If applicable to CoJax, any failure to implement required new or improved controls or difficulties encountered in their implementation could cause us to fail to meet our reporting obligations. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect when and if CoJax Common Stock publicly trades on the trading price of CoJax Common Stock.

Investors will experience dilution of their ownership interest due to the future issuance of additional shares of CoJax Common Stock.  Since we believe that raising additional working capital will be necessary to fund any expansion of drilling operations, acquisition of new oil and gas exploration and production rights and leases, CoJax will be issuing more equity securities in the future to raise working capital as well as possibly issuing shares of CoJax capital stock in lieu of paying any cash compensation owed to CoJax management.

We are in a capital-intensive business, and we estimate that we will not have sufficient funds to finance the growth of our business, future acquisitions, or to support our projected capital expenditures. In the future, we may issue our previously authorized and unissued securities, resulting in the dilution of the ownership interests of purchasers of CoJax Common Stock offered hereby. Under our certificate of incorporation, CoJax is authorized to issue 300,000,000 shares of common stock and 50,000,000 shares of preferred serial stock with preferences and rights as determined by the CoJax Board of Directors. The potential issuance of additional shares of CoJax Common Stock or CoJax may also issue additional shares of CoJax Common Stock or other securities that are convertible into or exercisable for CoJax Common Stock in future public offerings or private placements for capital raising purposes or for other business purposes, potentially at an offering price, conversion price or exercise price that is below the trading price of CoJax Common Stock.

After consummation of the Exchange, and public trading of CoJax Common Stock, the lack of Securities Industry Coverage of CoJax Common Stock, if any develops, could adversely impact its market value. If securities or industry analysts do not publish or cease publishing research or reports about CoJax or our business, or if they change their recommendations regarding CoJax Common Stock adversely, the stock price and trading volume of CoJax Common Stock could decline.  The trading market for CoJax Common Stock will be influenced by the research and reports that industry or securities analysts may publish about Cojax-Barrister, our business, our product market, or our competitors. If any of the analysts who may cover us change their recommendation regarding CoJax Common Stock adversely, or provide more favorable relative recommendations about our competitors, the price of CoJax Common Stock would likely decline. If any analyst who may cover us were to cease coverage of our company or fail to publish reports on us regularly, Company could lose visibility in the financial markets, which in turn could cause the stock price or trading volume of CoJax Common Stock to decline.  There is no securities industry coverage of CoJax or Barrister, and such coverage for a small independent oil producer like CoJax-Barrister is unlikely, especially in light of CoJax Common Stock not being listed or quoted on any public stock market and not trading.

If CoJax Common Stock is quoted on NASDAQ or New York Stock Exchange or NYSE American Exchange and trades and it does not trade above $5.00 or stays below $5.00 per share, then Financial Industry Regulatory Authority or “FINRA” sales practice requirements may limit a stockholder’s ability to buy and sell CoJax Common Stock.  CoJax Common Stock is not listed or quoted on any public market, and the following only applies if CoJax Common Stock is publicly traded.  Due to the lack of a public shareholder base, market makers, and a public float of shares of CoJax Common Stock, it is likely that CoJax Common Stock will not, when and if it is publicly traded, escape the application of the SEC “penny stock” rules.  FINRA has adopted rules that relate to the application of the SEC’s “penny stock” rules (Exchange Act Section 15(h) and Exchange Act Rules 3a51-1 and 15g-1 through 15g-100) in trading CoJax securities and require that a broker/dealer have reasonable grounds for believing that the investment is suitable for that customer, prior to recommending the investment. Prior to recommending speculative, low priced securities to their non-institutional customers, broker/dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives, and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative, low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker/dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock.

Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker/dealers may be willing to make a market in CoJax Common Stock, reducing a shareholder’s ability to resell shares of CoJax Common Stock and the willingness of broker-dealers to accept CoJax Common Stock for deposit in a trading account.  Most broker-dealers will not accept “penny stocks” for deposit due to reporting burdens and liability exposure.

CoJax does not intend to pay cash dividends to shareholders.  CoJax currently anticipates that it will retain all future earnings, if any, to finance the growth and development of its business. CoJax does not intend to pay cash dividends in the foreseeable future. Any payment of cash dividends will depend upon its financial condition, capital requirements, earnings, and other factors deemed relevant by its Board of Directors. As a result, only appreciation of the price of CoJax’s common stock, which may not occur, will provide a return to CoJax shareholders.

Management’s Discussion and Analysis of Financial Condition and Results of Operations.

We have limited revenues and oil production. We have limited revenues, and we cannot improve our business and financial condition without raising $2 Million to $3 Million to fund one 12,000-foot oil well for our existing oil interests.  The drilling costs are currently in flux as the oil prices and available drilling rig number changes. Current revenues only support the maintenance of existing oil wells.  We currently defer all of the compensation to the maintenance of the wells, outside legal counsel, and financial and accounting help. We deem 12,000 feet drilling depth as necessary to tap into the oil reserves.

The Oil production business is extremely competitive, locally, and nationally. We cannot match the oil production capacity, resources, and capabilities of most of our competitors, and this is so even if we obtain funding.  The funding allows exploration but does not guarantee producing oil or producing oil on a profitable basis.  We could fail even with the funding under this Offering.

Our Business Focus. We intend to focus on finding and producing oil within the Barrister leases and will be dependent on that oil production from those drilling operations. We are focused on the area where our current independent engineering report indicates adequate possible oil reserves to support the cost of exploration. We will only explore other potential oil and gas fields outside if our efforts produce sufficient revenues and profits to support such additional exploration efforts.

Our plan of operation.  Our plan of operation is to enter into agreements with various oi service companies, which are groups of experienced oil and gas exploration and production engineers, drill personnel, and oil and gas production managers to handle the set-up, drilling, production, storage and distribution of any oil production.  We will enter into service agreements to provide the necessary experienced personnel and skills to handle all operational aspects of any drilling for oil if we receive adequate funding to commence drilling.

As of this date, we have no intention to or efforts to acquire additional oil interests or fields or to seek drilling and production of oil and gas in regions requiring hydraulic fracturing of shale formations, known as “fracking,” to produce oil and gas.  Based on the geology, we anticipate a vertical drill to 12,000 feet or more without the use of fracking or similar technologies for forcing oil from shale formations or deep oil reserves. Nonetheless, fracking may be required in order to exploit some wells fully.  Whether we engage in fracking will depend on our estimation of the cost of fracking, including possible environmental liabilities, versus the potential return on investment and expenses.

Ongoing concern. We project that we need at least $2 to $3 million to fund the setting up and operation of a 12,000 foot or more drilling rig. As of this date, we lack funding to commence any setup and drilling operations.

Financial statements required by this item will be filed by amendment not later than 71 calendar days after the date of this initial report on Form 8-K was filed with the Commission.

Security Ownership of Certain Beneficial Owners and Management. The management of Barrister and ownership of Barrister Membership Interests prior to the Exchange is set forth in Exhibit 99.1 to this Form 8-K.

The only issued and outstanding shares of CoJax capital stock is one (1) share of CoJax Common Stock issued to Jeffrey Guzy in the formation and organization of CoJax.  No other CoJax securities have been issued. The ownership of CoJax Common Stock before and after the Exchange is set forth below:

Name of Common Stock Shareholder	Number of Shares of CoJax Common Stock owned prior to the Exchange	Percentage of ownership of issued and outstanding shares of CoJax Common Stock	Number of Shares of CoJax Common Stock owned after the Exchange	Percentage of issued and outstanding shares of CoJax Common Stock after the Exchange
Jeffrey Guzy	1	100%	1	Less than 1%
Andrew S. Cardell	-	-	182,500	5.00%
Jeffrey Delancey	-	-	304,045	8.33%
Lamar Resources, LLC	-	-	243,455	6.67%
Roger McLeod	-	-	2,920,000	80.00%

* Less than one percent

(1) Andrew S. Cardell, Jeffrey Delancey, Lamar Resources, LLC, and Roger McLeod are Barrister Member.

(2) Jeffrey Delancey was Chief Executive Officer and a Director of CoJax from May 18, 2019, until January 21, 2020.  Mr. Delancey voluntarily resigned to pursue other interests.

(3) Lamar Resources, LLC, is owned by Marty Rutland.

(4) Jeffrey Guzy is Chief Executive Officer and Director of CoJax. His ownership of CoJax Common Stock was obtained in the formation of CoJax.

Directors, Executive Officers, Promoters, and Control Persons. (1) Management of CoJax before and after Exchange. After the Exchange is consummated, Barrister will be managed by the same persons that managed  Barrister prior to the consummation of the Exchange.  There will also be no change in CoJax’s management under the Agreement. The CoJax officers and directors before and after the Exchange are:

Name	Position(s)	Date of Appointment	Date of Resignation
Jeffrey Guzy	Chief Executive Officer Director Chief Financial Officer	January 22, 2020 November 17, 2017 November 17, 2017	- - March 16, 2020
Barrett Wellman	Chief Financial Officer	March 16, 2020	-
Jeffrey Delancey	Chief Executive Officer Director	May 18, 2018 May 18, 2018	January 21, 2020 January 21, 2020

Profiles of CoJax Officers and Director:

Jeffrey Guzy, Age 68, Chief Executive Officer and Director.  Mr. Guzy has served as a director since May 15, 2018, and was appointed as Chief Executive Officer on January 22, 2020.  On January 24, 2020, Mr. Guzy signed an employment agreement with the Company for his employment as Chief Executive Officer.  He has served as a director of Leatt Corp. (OTC: LEAT), a public company, since April 2007. Mr. Guzy also served, from October 2007 to August 2010, as Leatt Corporation’s President. Mr. Guzy has served as an executive manager or consultant for business development, sales, customer service, and management in the telecommunications industry, specifically, with IBM Corp., Sprint International, Bell Atlantic Video Services, Loral CyberStar, and FaciliCom International. Mr. Guzy has also started his own telecommunications company providing Internet services in Western Africa. He serves as an independent director and chairman of the audit committee of Capstone Companies, Inc. (OTC.CAPC), a public corporation. Since 2020, he also serves as an independent director of Brownies Marine Group, Inc., (OTC.BWMG) a public company. Mr. Guzy has an MBA in Strategic Planning and Management from The Wharton School of the University of Pennsylvania, an M.S. in Systems Engineering from the University of Pennsylvania; a B.S. in Electrical Engineering from Penn State University; and a Certificate in Theology from Georgetown University.

William Barrett Wellman, Age 72 Chief Financial Officer. On March 16, 2020, the Company appointed William Barrett Wellman as Chief Financial Officer.  Mr. Wellman has over 30 years of business experience as an accountant, controller, chief financial officer, chief information officer, and senior executive for various companies and two large accounting firms.  Since 2006, Mr. Wellman has maintained a business and financial consulting business in Arlington, Virginia.  The Company and Mr. Wellman’s consulting business share offices in Arlington, Virginia.  He has an MBA from Marshall University in West Virginia and a B.S. in Accounting from the University of Charleston in West Virginia. Prior to Mr. Wellman’s appointment, Jeffrey Guzy handled the duties of Chief Financial Officer.  Mr. Wellman has been a business associate of Mr. Guzy for over 20 years.

Executive Compensation. (1) CoJax Compensatory Arrangements. (1) Executive Compensation. The following table sets forth executive compensation for CoJax as of June 1, 2020:

Name and Principal Position	Year(1)	Salary(2)	Stock Options	Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Totals
Jeffrey Guzy	2020 YTD	$120,000	-	-	-	-	$120,000-
Chief Executive	2019	-	-	-	-	-	-
Officer	2018	-	-	-	-	-	-
Barrett Wellman	2020 YTD	$100,000	-	-	-	-	$100,000

(1) 2020 figures are for January 1, 2020, to June 1, 2020.

(2) Under their respective employment agreements: (a) Jeffrey Guzy has a base annual salary of $120,000, payable on a semi-monthly basis in equal installments, but the base salary is deferred until the Company has sufficient cash flow to pay the base salary.  Further, the base salary can either be paid in total when Company is adequately funded, or the accrued unpaid base salary can be converted into shares of the CoJax Common Stock at the lower conversion price of the initial public offering price of $2.00 or current market price at the time of conversion by Mr. Guzy;  and (b) Mr. Wellman’s base salary is $100,000, payable semi-monthly in equal installments, but the base salary is deferred until the Company has sufficient cash flow to pay the base salary.  Alternatively,  the accrued unpaid base salary can be converted into shares of the CoJax Common Stock at the lower conversion price of the initial public offering price of $2.00 or current market price at the time of conversion by Mr. Wellman.

Employment Agreement of Jeffrey Guzy.  Mr. Guzy’s January 24, 2020 employment agreement with CoJax provides, in part, for:

(1) the term of the employment agreement is three years;

(2) a base annual salary of $120,000 payable semi-monthly in equal installments, but the base salary is deferred ad only will be paid when Company is adequately funded, or  the accrued unpaid base salary can be converted into shares of the CoJax Common Stock at the lower conversion price of the initial public offering price of $2.00 or current market price at the time of conversion by Mr. Guzy;

(3) Mr. Guzy is eligible for an ad hoc performance bonus if and in an amount approved by the disinterested directors when and if CoJax appoints disinterested directors;

(4) Mr. Guzy may participate in any incentive compensation and other benefit plans to the extent that he is eligible to do so;

(5) continuation of Mr. Guzy’s under Company’s health insurance and other benefit plans for 24 months after any termination of his employment for a good reason (as defined in the employment agreement);

(6)  imposes confidentiality and non-recruitment of Company employees obligations on Mr. Guzy for one year after the end of employment;

(7) the employment agreement provides that the Company can terminate Mr. Guzy’s employment for cause (as defined in the employment agreement) and for Mr. Guzy to terminate the employment agreement for “good reason” (as defined in the employment agreement); and

(8) If Mr. Guzy terminates the employment for a good reason, then he would be entitled to: A cash payment, payable in equal installments over a six (6) month period after Mr. Guzy’s termination of employment, equal to the sum of the following:

-Base Annual Salary. Subject to the payment of the following sums subject to not causing the insolvency of the Company, the equivalent of the greater of (i) twenty-four (24) months of Mr. Guzy’s then-current base salary or (ii) the remainder of the term of the employment agreement (the "Severance Period"); plus

-Earned but Unpaid Amounts. Any previously earned but unpaid salary through Mr. Guzy’s final date of employment, Mr. Guzy’s termination of employment.

Further, the employment agreement also provides the following indemnification to Mr. Guzy:   The Company shall indemnify and save harmless Mr. Guzy for any liability incurred by reason of any act or omission performed by Mr. Guzy while acting in good faith on behalf of the Company. Within the scope of the authority of his pursuant to the employment agreement and to the fullest extent provided under the Company Bylaws, the Company Articles of Incorporation and the Stock Corporation Act of Virginia, except that Mr. Guzy must have in good faith believed that such action was in, or not opposed to, the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such conduct was unlawful.  No indemnification barred by regulations or policies of the SEC or in clear violation of public policy will be permitted under the employment agreement.

The foregoing summary of the employment agreement is qualified in its entirety by reference to the employment agreement, as attached as Exhibit 10.1 to Company’s Current Report on Form 8-K, filed on January 27, 2020, with the Commission.

Employment Agreement for William Barrett Wellman.  Mr. Wellman’s employment agreement, dated March 16, 2020, provides for:

The Company signed an employment agreement for Mr. Wellman's services as Chief Financial Officer on March 16,  2020.  Under the employment agreement: (1) the term of the employment agreement is 3 years; (2) a base annual salary of $100,000 payable semi-annually in equal installments, but the base salary can either be paid in total when Company is adequately funded or, alternatively,  the accrued unpaid base salary can be converted into shares of the CoJax Common Stockat the lower conversion price of the initial public offering price of $2.00 or current market price at time of conversion by Mr. Wellman;  (3) Mr. Wellman is eligible for an ad hoc performance bonus if and in an amount approved by the disinterested directors; (4) Mr. Wellman may participate in any incentive compensation and other benefit plans to the extent that he is eligible to do so; (5) continuation of Mr. Wellman’s benefits under Company’s health insurance and other benefit plans for 24 months after any termination of his employment for good reason (as defined in the employment agreement); (6) imposes confidentiality and non-recruitment of Company employees obligations on Mr. Wellman for one year after end of employment, and (7) the employment agreement provides for the Company to terminate Mr. Wellman’s employment for cause (as defined in the employment agreement) and for Mr. Wellman to terminate the employment agreement for ”good reason” (as defined in the employment agreement).

Mr. Wellman’s unpaid base salary is deferred if unpaid at the time due.

If Mr. Wellman terminates the employment for a good reason, then he would be entitled to: A cash payment, payable in equal installments over a six (6) month period after Mr. Wellman’s termination of employment, equal to the sum of the following:

-Base Annual Salary. Subject to the payment of the following sums subject to not causing the insolvency of the Company, the equivalent of the greater of (i) twenty-four (24) months of Mr. Wellman’s then-current base salary or (ii) the remainder of the term of the employment agreement (the "Severance Period"); plus

-Earned but Unpaid Amounts. Any previously earned but unpaid salary through Mr. Wellman’s final date of employment, Mr. Wellman’s termination of employment.

The employment agreement also provides the following indemnification to Mr. Wellman:   The Company shall indemnify and save harmless Mr. Wellman for any liability incurred by reason of any act or omission performed by Mr. Wellman while acting in good faith on behalf of the Company. Within the scope of the authority of his pursuant to the employment agreement and to the fullest extent provided under the Company Bylaws, the Company Articles of Incorporation and the Stock Corporation Act of Virginia, except that Mr. Wellman must have in good faith believed that such action was in, or not opposed to, the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such conduct was unlawful.  No indemnification barred by regulations or policies of the Securities and Exchange Commission (“SEC”) or in clear violation of public policy will be permitted under the employment agreement.

The foregoing summary of the employment agreement is qualified in its entirety by reference to the employment agreement, as attached as Exhibit 10.1 to Company’s Current Report on Form 8-K, as filed on March 23, 2020.

(2) Barrister Executive Compensation.   Barrister executive compensation is set forth in Exhibit 99.1 to this Form 8-K, which is incorporated herein by reference.

Market Price of and Dividends on Common Stock and Related Shareholder Matters. (1) CoJax Common Stock. CoJax Common Stock is not publicly traded.  No other classes or series of CoJax capital stock has been issued. No dividends have ever been paid on CoJax Common Stock, and CoJax does not anticipate paying dividends on shares of CoJax Common Stock. Any cash available for dividend distributions will be applied to working capital needs.

(2) Barrister Membership Interests. Barrister Membership Interests are not publicly traded, and Barrister has no securities that are publicly traded.  Barrister is a closely held private company.

(3) Possible Sale of Common Stock Pursuant to Rule 144.  The only “restricted stock” (as defined in Rule 144 under the Securities Act) issued by CoJax as of the date of this Form 8-K was the November 17, 2017 issuance of one share of CoJax Common Stock to Jeffrey Guzy in the formation and organization of CoJax. CoJax believes that CoJax Shares issued in the Exchange would not be available for resale under Rule 144 until at least one year after consummation of the Exchange and the filing of this Form 8-K containing certain information required in an SEC Form 10 filing.  As such,  the timing of the availability of resale exemptions for CoJax Shares is not known with certainty, but the CoJax Shares are not available for resale under Rule 144 as of the date of this Form 8-K.  When the CoJax Shares potentially become available for resale under Rule 144, there could be a depressive effect on any public market that may develop for CoJax Common Stock, given the amount of shares that would be available for resale under Rule 144.

(4) CoJax SEC Filings.   CoJax is subject to the filing and reporting requirements under Section 15(d) of the Exchange Act and files period reports under SEC File Number 333-232845).  The Company is current in its reporting requirements as of the date of the filing of this Form 8-K.

Description of CoJax Capital Stock. Authorized Capital Stock. CoJax’s authorized capital stock consists of 350,000,000 shares with 300,000,000 authorized shares of $0.01 par value Common Stock and 50,000,000 authorized shares of preferred serial stock (“preferred stock”).

Common Stock. As of June 16, 2020, there was one (1) share of CoJax Common Stock issued and outstanding, which share was beneficially owned by Jeffrey Guzy, CoJax’s Chief Executive Officer, and Director.  The holder of CoJax Common Stock has equal ratable rights to dividends from funds legally available if and when declared by the CoJax Board of Directors and are entitled to share ratably in all of the assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs. CoJax Common Stock does not provide the right to preemptive, subscription or conversion rights, and there are no redemption or sinking fund provisions or rights. CoJax Common Stock stockholders are entitled to one non-cumulative vote per share on all matters on which shareholders may vote on or are required to vote on.

No Cumulative Voting, Holders of shares of CoJax Common Stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

CoJax refers to the following Articles of Incorporation containing all the terms and conditions of its capital stock: its Articles of Restatement, as filed as Exhibit 3.1.1 to the Form S-1 Registration Statement (SEC File No. 333-232845), as filed with the SEC on July 26, 2019, and as amended by the Amended Articles of Incorporation, as filed as Exhibit 3.1 to the Form 8-K, filed with the Commission on January 27, 2020.

CoJax Preferred Stock. CoJax has a class of preferred serial stock which can be issued in series or classes with the specific designations, rights, preferences, and other terms and conditions specified by the CoJax Board of Directors at the time of authorization of the series or class.  As of March 31, 2020, there were no shares of any series of  preferred stock issued and outstanding, and none had been previously issued. The CoJax serial preferred stock allows the CoJax Board of Directors to determine:

(1) the designation of such class or series, the number of shares to constitute such class or y series and the stated value thereof;

(2) whether the shares of such class or series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which (i) may be general or limited, and (ii) may permit more than one vote per share;

(3) the rate or rates (which may be fixed or variable) at which dividends, if any, are payable on such class or series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of such class;

(4) whether the shares of such class or series shall be subject to redemption by the Corporation, and, if so, the times, prices and other conditions of such redemption;

(5) the amount or amounts payable upon shares of such class or series upon, and the rights of the holders of such class or series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation;

(6) whether the shares of such class or series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

(7) whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any class or any other series of such class or any other securities (including common stock) and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

(8) the limitations and restrictions, if any, to be effective while any shares of such class or series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by CoJax of, the Common Stock or shares of stock of any other class or any other series of such class;

(9) the conditions or restrictions, if any, upon the creation of indebtedness of CoJax or the issue of any additional stock, including additional shares of such class or series or any other series of such class or any other class;

(10) the ranking (be it pari passu, junior or senior) of each class or series as to the payment of dividends, the distribution of assets and all other matters; and

(11) any other powers, preferences, and relative, participating, optional and other special rights, and any qualifications, limitations, and restrictions thereof, insofar they are not inconsistent with the provisions of these Articles of Incorporation, to the full extent permitted in accordance with the laws of the Commonwealth of Virginia.

CoJax Series A Convertible Preferred Stock. CoJax authorized 500,000 shares of its Series A Convertible Preferred Stock, $0.01 par value (“Series A Stock”) on January 23, 2020, by an amendment to the Amended and Restated Articles of Incorporation.  The shares of Series A Stock are entitled to one (1) vote per share on all matters submitted to a vote of stockholders but are not entitled to cumulate their votes in the election of directors. The holders of Series A Stock are not entitled to any dividends. In the event of liquidation or dissolution of CoJax, holders of shares of Series A Stock are entitled to share ratably in all assets remaining after payment of liabilities and have liquidation preference over the shares of Common Stock. Holders of Series A Stock have a right to convert each share of Series A Stock into ten (10)  shares of Common Stock. The conversion is triggered without any action by a holder in the event of a merger or other business combination by CoJax, but not in the event of a recapitalization, subdivision, combination, reclassification, or exchange of shares of other classes or series of CoJax capital stock. No shares of Series A Stock are issued and outstanding as of the date of the filing of this Form 8-K.

Protective Provisions for Series A Stock.  Under its Amended and Restated Articles of Incorporation, CoJax shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Amended and Restated Articles of Incorporation, as amended) the written consent or affirmative vote of the holders of at least a majority of the then outstanding shares of Series A Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately from the shares of Common Stock and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect: (i) alter or change the rights, preferences or privileges of the Series A Stock so as to materially and adversely affect such shares; (ii) amend the Amended and Restated Articles of Incorporation, as amended, or Bylaws of CoJax in a manner which materially and adversely affects the rights, preferences or privileges of the Series A Stock; or (iii) create, or authorize the creation of, or issue or obligate itself to issue shares of, any additional class or series of capital stock or other securities unless the same ranks junior to or equal to the Series A Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of CoJax and the payment of dividends or other payments or distributions.

Virginia Anti-Takeover Statutes and Affiliated Transactions Statute. Virginia laws contain provisions governing affiliated transactions. In general, these provisions prohibit a Virginia corporation from engaging in affiliated transactions with any holder of more than 10 percent of any class of its outstanding voting shares, or an interested shareholder, for three years following the date that such person became an interested shareholder unless:

•a majority of (but not fewer than two) disinterested directors of the corporation and the holders of two-thirds of the voting shares, other than the shares beneficially owned by the interested shareholder, approve the affiliated transaction; or

•before, or on the date the person became an interested shareholder, a majority of disinterested directors approved the transaction that resulted in the shareholder becoming an interested shareholder.

Affiliated transactions subject to this approval requirement include mergers, share exchanges, material dispositions of corporate assets not in the ordinary course of business, any dissolution of the corporation proposed by or on behalf of an interested shareholder or any reclassification, including reverse stock splits, recapitalizations or mergers of the corporation with its subsidiaries, which increases the percentage of voting shares owned beneficially by an interested shareholder by more than five percent.

Virginia law permits a corporation to exempt itself from this statutory provision by placing a statement to that effect in its articles of incorporation. Our articles of incorporation do not specifically address the Virginia statute regarding affiliated transactions; therefore, we are subject to this provision.

Control Share Acquisitions Statute.  Virginia law permits a corporation to exempt itself from this statutory provision by placing a statement to that effect in its articles of incorporation. This provision does not apply to CoJax as of the date of this Form 8-K because it has fewer than 300 shareholders.  Further, CoJax adopted an amendment to its By-Laws to exempt CoJax from this statutory provision. This affiliated transaction provision does not apply where: The affiliated transaction is with (i) an interested shareholder who has been an interested shareholder continuously or who would have been such but for the unilateral action of the corporation since the latest of (a) January 26, 1988, (b) the date the corporation first became subject to this article by virtue of its having 300 shareholders of record, or (c) the date such person became an interested shareholder with the prior or contemporaneous approval of a majority of the disinterested directors, (ii) any person who becomes an interested shareholder as a result of acquiring shares from a person specified in (i) of this subdivision by gift, testamentary bequest or the laws of descent and distribution or in a transaction in which consideration was not exchanged and who continues thereafter to be an interested shareholder, or who would have so continued but for the unilateral action of the corporation, (iii) a person who became an interested shareholder inadvertently or as a result of the unilateral action of the corporation and who, as soon as practicable thereafter, divested beneficial ownership of sufficient shares so that such person ceased to be an interested shareholder, and who would not, at any time within the three-year period immediately preceding the announcement date have been an interested shareholder but for such inadvertency or the unilateral action of the corporation, or (iv) an interested shareholder whose acquisition of voting shares making such person an interested shareholder was approved by a majority of the disinterested directors prior to such shareholder’s determination date.

The Securities Enforcement and Penny Stock Reform Act of 1990. The SEC has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that the exchange or system provides current price and volume information with respect to transactions in such securities).  Our shares of common stock may be deemed “penny stock.”

A purchaser is purchasing penny stock, which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the Commission, which:

•contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

•contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of the Exchange Act;

•contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the bid and ask price;

•contains a toll-free telephone number for inquiries on disciplinary actions;

•defines significant terms in the disclosure document or the conduct of trading penny stocks; and

•contains such other information and is in such form (including language, type, size, and format) as the SEC shall require by rule or regulation.

The broker-dealer also must provide, before effecting any transaction in a penny stock, to the customer:

•the bid and offer quotations for the penny stock;

•the compensation of the broker-dealer and its salesperson in the transaction;

•the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

•monthly account statements showing the market value of each penny stock held in the customer’s account.

The SEC penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, shareholders may have difficulty selling their securities.

Legal Proceedings.  (1) CoJax.  There are no known legal proceedings against CoJax or its officer and director in their capacity as officers and directors of CoJax.

Legal proceedings for Barrister is described in Exhibit 99.1 to this Form 8-K report.

Indemnification of Officers and Directors.  Indemnification of Barrister management is described in Exhibit 99.1 to this Form 8-K.

(1) CoJax.  Contractual indemnification of CoJax officers under employment agreements is disclosed under “Executive Compensation” above.

(2) CoJax Indemnification under Virginia Laws and under Articles of Incorporation and By-Laws. The Virginia Stock Corporation Act under the Code of Virginia, 1950, as amended, and CoJax Amended and Restated Articles of Incorporation provide for indemnification of our directors and officers in a variety of circumstances, which may include liabilities under the Securities Act. Virginia law provides that, unless limited by its articles of incorporation, a corporation must indemnify a director or officer who entirely prevails in defense of any proceeding to which he was a party because he is or was a director or officer of the corporation against reasonable expenses incurred by him in connection with the proceeding. Virginia law permits a corporation to indemnify after a determination has been made that indemnification of the director is permissible in the circumstances because he has met the following standard of conduct, an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if:

•he conducted himself in good faith;

•he believed in the case of conduct in his official capacity with the corporation that his conduct was in its best interests and in all other cases that his conduct was at least not opposed to its best interests; and

•in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. A Virginia corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him, unless in either case, a court orders indemnification and then only for expenses. In addition, the Virginia Stock Corporation Act permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

-a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the company; and

-a written undertaking by the director or on the director’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director is not entitled to indemnification and did not meet the relevant standard of conduct.

Virginia law permits a corporation to make any further indemnity, including indemnity with respect to a proceeding by or in the right of the corporation, and to make additional provision for advances and reimbursement of expenses, to any director or officer that may be authorized by the articles of incorporation or any bylaw made by the shareholders or any resolution adopted by the shareholders, except an indemnity against his willful misconduct or a knowing violation of the criminal law.

CoJax Amended and Restated Articles of Incorporation require indemnification of directors and officers with respect to certain liabilities, expenses, and other amounts imposed on them by reason of having been a director or officer, except in the case of willful misconduct or a knowing violation of criminal law. We do not carry insurance on behalf of directors, officers, employees, or agents, which may cover liabilities under the Securities Act.

(3) SEC Position on Indemnification. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of ours in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.\

Item 3.02 Unregistered Sales of Equity Securities. Under the Exchange, CoJax will issue 7,500,000 shares of CoJax Common Stock to the Members of Barrister.  The issuance of the shares is exempt under Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506(b) of Regulation D under the Securities Act of 1933, as amended, (“Securities Act”).  The Barrister Members have completed investor questionnaires attesting to their status as  “accredited investors” under Rule 501(a) of Regulation D under the Securities Act.

Item 3.03 Material Modification to Rights of Security Holders.  The Agreement does not modify the rights of CoJax Common Stock and no amendment of CoJax Amended and Restated Articles of Incorporation or By-Laws are required by the Agreement or the Exchange.

Rights of Barrister Members and its operating agreement are described in Exhibit 99.1 to this Form 8-K.

Item 5.01. Changes in Control of Registrant.  Upon issuance of the Shares under the Exchange, voting control of CoJax will be held by the former Barrister Members as new shareholders of CoJax. Common Stock.   Each share of CoJax Common Stock is entitled to one (1) vote on all matters presented or requiring shareholder approval. The following sets forth the ownership of CoJax Common Stock upon issuance of Shares in the Exchange:

Name of Person or Entity (1)	Ownership of Shares of CoJax Common Stock owned prior to Exchange	Shares of CoJax Common Stock Issued in Exchange	Ownership of Shares of CoJax Common Stock after consummation of Exchange	Percentage of Issued and Outstanding of CoJax Common Stock prior to Exchange	Percentage of Issued and Outstanding Shares of CoJax Common Stock after consummation of Exchange
Andrew S. Cardell	-	182,500	182,500	0%	5.00%
Jeffrey Delancey (2)	-	304,045	304,045	0%	8.33%
Lamar Resources, LLC (3)	-	243,455	243,455	0%	6.67%
Roger McLeod	-	2,920,000	2,290,000	0%	80.00%
Jeffrey Guzy (4)	1	-	1	100%	*0.00%

* Less than one percent

(1) Andrew S. Cardell, Jeffrey Delancey, Lamar Resources, LLC, and Roger McLeod are Barrister Member.

(2) Jeffrey Delancey was Chief Executive Officer and a Director of CoJax from May 18, 2019, until January 21, 2020.  Mr. Delancey voluntarily resigned to pursue other interests.

(3) Lamar Resources, LLC, is owned by Marty Rutland.

(4) Jeffrey Guzy is Chief Executive Officer and Director of CoJax. His ownership of CoJax Common Stock was obtained in the formation of CoJax.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers. Upon the consummation of the Exchange, Jeffrey Guzy will remain as the sole director of CoJax Board of Directors and as Chief Executive Officer of CoJax; and Barrett Wellman will continue as Chief Financial Officer of CoJax. No new CoJax officers or directors will be appointed under the Agreement.  However, Barrister Members will receive voting control of CoJax upon consummation of Exchange and will be able to elect CoJax directors in the future.  There is no provision in the Agreement for a change in CoJax Board of Directors, and CoJax is not aware of any agreement to effect a change in the CoJax Board of Directors.

Barrister will continue to be managed by its management and members before the Exchange. See Exhibit 99.1 to this Form 8-K for information about Barrister’s management.  See Exhibit 99.1 to this Form 8-K for discussion of Barrister’s management and their compensation arrangements.

Item 5.06  Change In Shell Company Status.  CoJax was formed with the sole and express purpose of acquiring crude oil and gas production assets or operations.  Before acquiring Barrister, CoJax had no revenue-generating activities and no operating assets.  Upon acquisition of Barrister, CoJax will have crude oil production assets detailed in Exhibit 99.1 to this Form 8-K and the financial statements attached to this Form 8-K. CoJax does not deem itself to be a “shell company” under SEC rules due to CoJax’s formation for a specific business purpose.

Item 5.07 Submission of Matters to a Vote of Security Holders.   CoJax’s sole Common Stock shareholder and sole director, being Jeffrey Guzy, approved the Agreement and Exchange in a special combined shareholder and board of directors meeting on June 13, 2020. Barrister Members approved the Agreement and Exchange in a meeting of Members held on May 14, 2020.

Item 8.01 Other Events. Form 10 Information.  Additional information required under this Current Report on Form 8-K about CoJax, Barrister, and the Exchange and Agreement is filed as Exhibit 99.1 and is incorporated into this Item 8.01 by reference. The information set forth in Exhibit 99.1 to the Current Report on Form 8-K is intended to be “Form 10 information” necessary to satisfy the conditions contained in Rule 144(i)(2) under the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

Financial statements required by this item will be filed by amendment not later than 71 calendar days after the date of this initial report on Form 8-K was filed with the Commission.

Exhibit No.Description

2.1Acquisition Agreement, dated June 16, 2020, by and among CoJax Oil and Gas Corporation, Barrister Energy, LLC, and all of the Members of Barrister Energy, LLC.

2.2Purchase and Sale Agreement between Barrister Energy, LLC, and Central Operating, LLC, dated June 1, 2019.

2.3Promissory Note, dated June 1, 2019, issued by Barrister Energy, LLC under the Purchase and Sale Agreement, dated June 1, 2019, with Central Operating, LLC

2.4Assignment and Assumption of Promissory Note, dated June 16, 2020, by CoJax Oil and Gas Corporation and Barrister Energy, LLC, for assignment of debts under Acquisition Agreement,    dated June 16, 2020, by CoJax Oil and Gas Corporation and Barrister Energy, LLC

3.1Articles of Incorporation of CoJax Oil and Gas Corporation (1)

3.1.1Amended and Restated Articles of Incorporation of CoJax Oil and Gas Corporation (2)

3.1.1.1Amended Articles of Incorporation of CoJax Oil and Gas Corporation (3)

3.1.1.1.1Amended Articles of Incorporation of CoJax Oil and Gas Corporation (4)

3.1.2Articles of Organization of Barrister Energy, LLC

3.2By-Laws of CoJax Oil and Gas Corporation (3)

3.2.1Second Amended Operating Agreement of Barrister Energy, LLC

3.2.2Revised Second Amended Operating Agreement of Barrister Energy, LLC

4.1Form of Stock Certificate of CoJax Oil and Gas Corporation Common Stock, $0.01 par value

10.1Employment Agreement by Jeffrey Guzy and CoJax Oil and Gas Corporation, dated January 22, 2020 (5)

10.2Employment Agreement by William Barrett Wellman and CoJax Oil and Gas Corporation, dated March 23, 2020 (6)

23.1Consent of Independent Petroleum Engineers

23.2Consent of Independent Audit Firm (7)

99.1.1Barrister Energy, LLC Form 10 Information

99.1.2Barrister Energy, LLC Oil Leases

99.1.3Barrister Central Certified SEC Reserve Report

Footnotes:  Following exhibits are incorporated by reference herein from:

(1)Filed as Exhibit 3.1 to the Form S-1 Registration Statement (SEC File #333-232845), dated and filed with the Commission on July 26, 2019.

(2)Filed as Exhibit 3.1.1 to the Form S-1 Registration Statement (SEC File #333-232845), dated and filed with the Commission on July 26, 2019.

(3)Filed as Exhibit 3.1 to the Form 8-K filed by CoJax Oil and Gas Corporation with the Commission on February 3, 2020.

(4)Filed as Exhibit 3.1 to the Form 8-K by CoJax Oil and Gas Corporation, as filed with the Commission on June 15, 2020

(5)Filed as Exhibit 10.1 to the Form 8-K by CoJax Oil and Gas Corporation, as filed with the Commission on January 22, 2020

(6)Filed as Exhibit 10.1 to the Form 8-K by CoJax Oil and Gas Corporation, as filed with the Commission on March 23, 2020

(7)Consent of the Independent Audit Firm along with Financial statements required by this item will be filed by amendment not later than 71 calendar days after the date of this initial report on Form 8-K was filed with the Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COJAX OIL AND GAS CORPORATION

By:  /s/ Jeffrey Guzy

Jeffrey Guzy, Chief Executive Officer

Date:  June 20, 2020